Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acumen Pharmaceuticals, Inc. 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of our report dated March 27, 2023, with respect to the financial statements of Acumen Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2022 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tysons, Virginia
March 27, 2023
134070672_2